UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Mister Car Wash, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

April 9, 2025

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Mister Car Wash, Inc., a Delaware corporation, which will be held virtually on Thursday, May 22, 2025, at 8:30 a.m., Mountain Standard Time for the purposes described in the accompanying Proxy Statement. Because the Annual Meeting will be held virtually via the Internet, you will not be able to attend the Annual Meeting in person. In order to attend and participate in the Annual Meeting, you must register in advance at www.proxydocs.com/MCW prior to the deadline of May 22, 2025, at 8:30 am Mountain Standard Time. During your registration, you will have an opportunity to submit questions and upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting. We will have technicians ready to assist you with any technical difficulties you may have when accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 31, 2025, a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Accompanying this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting. Please vote electronically over the Internet, by telephone, by Alexa, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. If you decide to attend the virtual Annual Meeting, you will be able to vote electronically during the Annual Meeting, even if you have previously submitted your proxy.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

John Lai
Chairman, President and Chief Executive Officer

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

Notice of Annual Meeting of Stockholders

Dear Stockholder:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Mister Car Wash, Inc., a Delaware corporation (“the Company”), will be held on Thursday, May 22, 2025. The Annual Meeting will be held in a virtual format only. The Annual Meeting may be accessed by entering the 16-digit control number provided on your proxy card at www.proxydocs.com/MCW. Login will be available starting at 7:30 a.m. and the meeting will begin promptly at 8:30 a.m. Mountain Standard Time, for the following purposes:

1.
Election of the three Class I director nominees named in the Proxy Statement, John Danhakl, John Lai, and Jonathan Seiffer, to serve until the 2028 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.
Ratification, in a non-binding vote, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;
3.
Approval, on an advisory (non-binding) basis, of our named executive officer compensation; and
4.
Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

These proposals are more fully described in the Proxy Statement accompanying this Notice.

March 31, 2025 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof (“Record Date”). Only stockholders of record at the close of business as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders will be available at our headquarters at 222 E. 5th Street, Tucson, Arizona 85705 for a period of at least ten days prior to the Annual Meeting. If you would like an opportunity to view the stockholder list, please contact the Corporate Secretary to make arrangements to view the list.

Additionally, the Proxy Statement and our Annual Report are available free of charge at www.investorelections.com/MCW.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please read the attached Proxy Statement carefully and promptly vote your shares by Internet, telephone, or Alexa voting as described on your proxy card, or by completing, signing, dating, and returning your proxy card.

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available to stockholders on or about April 9, 2025.

By Order of the Board of Directors

John Lai
Chairman, President and Chief Executive Officer

Tucson, Arizona

April 9, 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This proxy statement contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements are all statements other than those of historical fact and are inherently subject to a number of risks and uncertainties. All statements that address activities, goals, events, trends or developments that we intend, expect, or believe may occur in the future are forward-looking statements. These statements are often identified by the words, “aim,” “anticipate,” “approximately,” “aspire,” “believe,” “continue,” “could,” “should”, “estimate,” “expect,” “forecast,” “goal”, “hope,” “intend,” “may,” “outlook,” “predict,” “plan,” “project,” “potential,” “seek,” “strive,” “target,” “will,” “would”, or similar words, although not all forward-looking statements contain these identifying words. These forward-looking statements address various matters, including our expected implementation of changes to our programs, the outcomes of newly implemented strategies, achievement of our objectives and estimations of future financial results and drivers. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. A variety of factors could cause our future results to differ materially from the anticipated events or results expressed in such forward-looking statements, including competition in the car wash industry; our ability to attract and retain members; ability to retain key employees; labor costs and workforce challenges; economic, political and other risks; real estate leases; market instability; serious disruptions or catastrophic events; seasonal influences; our ability to identify and secure suitable sites for new washes; changes in consumer demand; changes in equipment costs; our ability to expand into new markets; our operating costs generally; acquisition activity; our future financial performance and our ability to pay principal and interest on our indebtedness; failures, interruptions or security breaches of our information systems or technology; general economic conditions; compliance with laws, regulations and orders and changes in laws, regulations and applicable accounting standards; outcomes of litigation, legal proceedings and other legal or regulatory matters. Readers should also review Item 1A, Risk Factors, of our Annual Report on Form 10-K filed on February 21, 2025, for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement, as well as other information we file with the U.S. Securities and Exchange Commission (“SEC”). We caution you not to place undue reliance on the forward-looking statements contained in this proxy statement. The forward-looking statements in this proxy statement speak only as of the date of this proxy statement, and we do not undertake any obligation to publicly update or revise our forward-looking statements, except as required by law.

2025 Proxy Statement	i

Proxy Statement

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

Proxy Statement

For the Annual Meeting of Stockholders

to be held on May 22, 2025

Introduction

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2024 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Mister Car Wash, Inc. (the “Company,” “Mister,” “we,” “us,” or “our”), in connection with the solicitation of proxies by the Company and its Board from holders of the outstanding shares of the Company’s common stock for use at the Company’s 2025 annual meeting of stockholders and at any adjournments or postponements thereof (the “Annual Meeting”).

The Annual Meeting will be held in a virtual format at www.proxydocs.com/MCW on Thursday, May 22, 2025, at 8:30 a.m., Mountain Standard Time. To attend the Annual Meeting virtually, you must register in advance at www.proxydocs.com/MCW.

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters as more fully described in this Proxy Statement:

1.
Election of the Class I director nominees named in this Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;
3.
Approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
4.
Transacting such other business as may properly come before the meeting or any adjournment thereof.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2024 Annual Report, is first being mailed to stockholders on or about April 9, 2025. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

2025 Proxy Statement	1

Proxy Statement

Information About the Annual Meeting and Voting

When and where will the Annual Meeting be held?

The Annual Meeting will be held virtually via webcast at www.proxydocs.com/MCW on Thursday, May 22, 2025, at 8:30 a.m., Mountain Standard Time. To attend the Annual Meeting, you must register in advance at www.proxydocs.com/MCW.

What information is contained in this Proxy Statement?

This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting as more fully described in this Proxy Statement:

Proposal No. 1: Election of the three Class I director nominees named in this Proxy Statement to serve until the 2028 Annual Meeting and until their respective successors have been duly elected and qualified;

Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025; and

Proposal No. 3: Approval, on an advisory basis, of the compensation of our named executive officers.

We will also consider any other business that properly comes before the Annual Meeting.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters which may be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all proxy materials. The Notice and Access Card also instructs you as to how to vote your shares via the Internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all your shares. To ensure that all your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, the Internet, or Alexa or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

2	2025 Proxy Statement

Proxy Statement

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to vote your shares via the Internet, telephone, or Alexa. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

You may vote all shares of common stock that you owned as of the close of business on the Record Date, March 31, 2025.

As of the Record Date, there were 324,814,438 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 222 E. 5th Street, Tucson, Arizona 85705 for a period of at least ten days prior to the Annual Meeting.

What are the voting rights of stockholders?

You may cast one vote per share including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record, and the Notice and Access Card is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

What is a proxy holder?

We have designated John Lai, our Chairman, President and Chief Executive Officer, and Jed Gold, our Chief Financial Officer and Corporate Secretary, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the common stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy

2025 Proxy Statement	3

Proxy Statement

to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposals No. 1 and 3 are each considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on each such proposal. Therefore, if you are a beneficial owner and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes, if any, will have no effect on the outcome of Proposals 1 and 3. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the Chairman of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are four ways to vote by proxy:

•
by Internet — You can vote over the Internet at www.proxypush.com/MCW by following the instructions on the Notice and Access Card or proxy card;

•
by Telephone — You can vote by telephone by calling 866-447-0865 and following the instructions on the proxy card;

•
by “Alexa, Vote My Proxy” — You can vote by opening your Alexa app and following the instructions on the proxy card; or

•
by Mail — You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

4	2025 Proxy Statement

Proxy Statement

Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:30 a.m., Mountain Standard Time, on May 22, 2025.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record for your shares to be voted.

Will there be a question-and-answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already made by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

•
FOR the election of each of the nominees, John Danhakl, John Lai, and Jonathan Seiffer as Class I directors of the Board.
•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
•
FOR the advisory approval of the compensation of our named executive officers.

2025 Proxy Statement	5

Proxy Statement

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR” “WITHHOLD”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
Proposal No. 3: Approval, on an advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

(1)
Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)
A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)
As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Mediant Communications (“Mediant”) will tabulate the votes, and a representative of Mediant will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone. Alexa or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•
sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than May 21, 2025;
•
voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 21, 2025;
•
submitting a properly signed proxy card with a later date that is received no later than May 21, 2025; or
•
attending the virtual Annual Meeting, revoking your proxy, and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker, or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.

6	2025 Proxy Statement

Proxy Statement

Your most recent proxy card or telephone, Alexa or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

2025 Proxy Statement	7

Proposal No. 1 Election of Directors

Proposal No. 1 Election of Directors

Board Size and Structure

Our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at ten. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Our Certificate of Incorporation provides for a classified Board consisting of three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders after their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification, or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Directors - Current Term Ending at 2025 Annual Meeting	Class II Directors - Current Term Ending at 2026 Annual Meeting	Class III Directors - Current Term Ending at 2027 Annual Meeting
John Danhakl	J. Kristofer Galashan	Dorvin Donald Lively
John Lai	Ronald Kirk	Atif Rafiq
Jonathan Seiffer	Veronica Rogers	Jodi Taylor
Jeffrey Suer

Nominees for Director

Messrs. Danhakl, Lai and Seiffer have been nominated by the Board to stand for election as Class I directors at the Annual Meeting. As the directors assigned to Class I, Messrs. Danhakl, Lai and Seiffer’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Danhakl, Lai and Seiffer will each serve for a term expiring at our annual meeting of stockholders to be held in 2028 (the “2028 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation, retirement, disqualification, or removal.

Each person nominated for election as a Class I director has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. We have no reason to believe that any of the Class I director nominees will be unable to unwilling to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this Class I director nominee will be voted for a substitute nominee as selected by the Board. Alternatively, at the Board’s discretion, the Board may reduce the number of directors.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of April 9, 2025 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

8	2025 Proxy Statement

Proposal No. 1 Election of Directors

Board Composition and Expertise

We believe that each of our directors has the experience, skills, qualities, and time to successfully perform his or her duties as a director and contribute to our Company’s success. In selecting these directors, the Board determined each to be of high integrity and good judgment, with a record of accomplishment in their chosen fields, and displaying the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and a variety of perspectives, together producing a cohesive body in terms of board process, collaboration, and mutual respect. For more information on Mister’s director nomination process, see “Nominating and Corporate Governance Committee — Director Nomination Process” below.

The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Class I Director Nominees for Terms Expiring at the 2028 Annual Meeting of Stockholders

Class I Director Nominees	Age	Director Since	Current Position with Mister
John Danhakl	69	2014	Director
John Lai	61	2013	Chief Executive Officer and Director
Jonathan Seiffer	53	2014	Director

John Danhakl has served as a member of our board of directors since August 2014. Mr. Danhakl is Managing Partner of Leonard Green & Partners, L.P., a private equity investing firm based in Los Angeles with over $40 billion of committed capital raised since inception. The firm partners with experienced management teams and often with founders to invest in market-leading companies. Mr. Danhakl joined LGP in 1995. Previously, Mr. Danhakl was a Managing Director in the Los Angeles office of Donaldson, Lufkin & Jenrette ("DLJ"). Prior to DLJ, Mr. Danhakl was a Vice President in corporate finance at Drexel Burnham Lambert, Inc. Mr. Danhakl presently serves on the Board of Directors of IQVIA Holdings, Inc. since February 2010, Life Time Group Holdings, Inc. since June 2015. He is a 1980 graduate of the University of California at Berkeley and received an M.B.A. in 1985 from Harvard Business School. We believe Mr. Danhakl is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies, and his experience as a financial analyst.

John Lai has served as the Chairman of our Board of Directors since 2021, and as our President, Chief Executive Officer and as a member of the Board since June 2013. Mr. Lai has been with Mister Car Wash, Inc, and its predecessor entities since 2002, serving as Vice President of Market Development until assuming the role of President and Chief Executive Officer. Mr. Lai has served as a director at the Southern Arizona Leadership Council since December 2019. Mr. Lai received a B.S. from the University of Arizona. We believe that Mr. Lai is qualified to serve on our board of directors based on his understanding of our business and operations and perspective as our President and Chief Executive Officer.

Jonathan Seiffer has served as a member of our board of directors since August 2014. Mr. Seiffer is a Senior Partner at Leonard Green & Partners, L.P. a private equity investing firm, which he joined as an Associate in October 1994. Mr. Seiffer has also served on the board of directors of Signet Jewelers, LTD since 2019 and previously served on the Board of Directors of AerSale Corporation from December 2020 to 2025 and BJ’s Wholesale Club from 2011 to 2020. Mr. Seiffer obtained a B.S. in finance and systems engineering from the University of Pennsylvania. We believe Mr. Seiffer is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

Class II Directors Whose Terms Expire at the 2026 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position at Mister

J. Kristofer Galashan	47	2014	Director

Ronald Kirk	70	2021	Director

Veronica Rogers	47	2021	Director

Jeffrey Suer	39	2014	Director

2025 Proxy Statement	9

Proposal No. 1 Election of Directors

J. Kristofer Galashan has served as a member of our board of directors since August 2014. Mr. Galashan is a Partner of Leonard Green & Partners, L.P. where he joined as an associate in 2002. Mr. Galashan serves on the board of directors of the Container Store Group, Inc. since August 2007, and Life Time Group Holdings, Inc. since June 2015, and previously served on the board of directors for USHG Acquisition Corp. from February 2021 until December 2022, BJ’s Wholesale Club Holdings, Inc. from 2011 to 2019. Mr. Galashan earned a B.A. in Honors Business Administration from the Richard Ivey School of Business at the University of Western Ontario. We believe Mr. Galashan is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

Ronald Kirk has served as a member of our board of directors since October 2021. Mr. Kirk has been Senior Of Counsel at the law firm of Gibson, Dunn & Crutcher LLP since April 2013. From 2009 until 2013, Mr. Kirk served as the U.S. Trade Representative under President Obama, where he focused on the development and enforcement of U.S. intellectual property law. Prior to serving as U.S. Trade Representative, from 2005 to 2009, Mr. Kirk was a partner of the law firm of Vinson & Elkins LLP and, from 1994 to 2005, was a partner in the Corporate Securities Practice of Gardere Wynne & Sewell LLP. Mr. Kirk currently serves on the board of Texas Instruments Incorporated and previously served on the board of Macquarie Infrastructure Holdings, LLC. Mr. Kirk received a B.A. in Political Science and Sociology from Austin College and a J.D. from University of Texas at Austin School of Law. We believe Mr. Kirk is qualified to serve on our board of directors due to his broad leadership experience and experience as an independent director for other public companies.

Veronica Rogers has served as a member of our board of directors since October 2021. Currently Ms. Rogers is a DCI Fellow of Stanford University. Ms. Rogers has served as Senior Vice President, Head of Global Sales and Business Operations of Sony Interactive Entertainment LLC from January 2020 to April 2023 where she led go-to-market strategy globally both physically and digitally, including PlayStation Store and subscription Services with more than 45 million subscribers. From 2006 to 2020, she served in various managerial roles in sales, marketing, and business development at Microsoft Corporation, most recently as Vice President, Device Partner, Sales from 2018 to 2020. Ms. Rogers received a B.A. in Economics and a Master of Arts degree in Economics from the University of Cambridge, as well as a Master of Science degree in European Political Economy and Political Science from the London School of Economics. We believe Ms. Rogers is qualified to serve on our board of directors due to her experience as an executive officer of public companies.

Jeffrey Suer has served as a member of our board of directors since August 2014. Mr. Suer is a Partner of Leonard Green & Partners, L.P. a private equity investing firm. Prior to joining Leonard Green & Partners in August 2013, Mr. Suer previously served as a private equity associate at Apollo Global Management LLC and a mergers and acquisitions analyst at Morgan Stanley. Mr. Suer received an M.B.A. from Harvard Business School, and a B.S. in Mathematics/Economics from the University of California, Los Angeles. We believe Mr. Suer is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

Class III Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position with Mister
Dorvin Donald Lively	66	2021	Director
Atif Rafiq	51	2024	Director
Jodi Taylor	62	2021	Director

Dorvin Donald Lively has served as a member of our board of directors since June 2021. Since January 2023, Mr. Lively has served as Executive Chairman and Chief Executive Officer for Buff City Soap, a franchisor of retail stores that sell various soap and body care products. Mr. Lively also served as the President of Planet Fitness, Inc. from January 2019 until October 2022 when he retired from Planet Fitness. He also served as President and Chief Financial Officer from May 2017 to January 2019. Mr. Lively served as Chief Financial Officer of Planet Fitness, Inc. from July 2013 to May 2017. Prior to Planet Fitness, he held several roles at RadioShack from August 2011 to July 2013, including as Executive Vice President, Chief Financial Officer, interim Chief Executive Officer, and Chief Administrative Officer. Prior to RadioShack, Mr. Lively was Chief Financial Officer of Ace Hardware Corp. His experience also includes previous positions at Maidenform Brands, Toys R Us, The Reader's Digest Association and Pepsi-Cola International. Mr. Lively has also served as a director of European Wax Center, Inc. (Nasdaq: EWCZ) since 2021. Mr. Lively earned a B.S. in accounting from the University of Arkansas. We believe Mr. Lively is well-qualified to serve on our board of directors because of his extensive leadership experience, knowledge of corporate finance matters and experience in the consumer services industry.

Atif Rafiq has served as a member of our board of directors since February 2024. Mr. Rafiq is the CEO & Co-Founder of Ritual, an organization that transforms team-based problems through workflow and AI. He previously served as the

10	2025 Proxy Statement

Proposal No. 1 Election of Directors

President of Customers, Commercial, and Growth at MGM Resorts International from 2019 - 2021, leading a significant portfolio across marketing, sales, revenue management, and more. His career trajectory includes key roles such as Global Chief Information Officer and Chief Digital Officer at Volvo Car AB and senior positions at companies like McDonald's Corporation and Amazon.com Inc. Mr. Rafiq's experience extends to board roles, including at Flutter Entertainment plc and CXApp Inc. Mr. Rafiq has also served as a director of KINS Technology Group, Inc. from 2020 to 2023. He holds an MBA from The University of Chicago and a BA in Mathematics-Economics from Wesleyan University, showcasing a blend of technical acumen and leadership excellence across the digital and commercial sectors. We believe Mr. Rafiq is qualified to serve on our board of directors due to his extensive leadership experience, business acumen and experience in technology and information systems.

Jodi Taylor has served as a member of our board of directors since June 2021. Ms. Taylor previously served as an executive officer of Container Store Group, Inc., a publicly traded specialty retailer of storage and organization products, until her retirement in March 2021. She was the Chief Financial Officer from December 2007 through August 2020, the Secretary from October 2013 through March 2021, and the Chief Administrative Officer from July 2016 through March 2021. Prior to joining Container Store Group, Inc., Ms. Taylor spent nine years as the Chief Financial Officer and Secretary of Harold’s Stores, Inc., a regional specialty retailer of high-end apparel. Prior to that role, she served as Chief Financial Officer Secretary and Treasurer of Baby Superstore, Inc. from 1994 through 1997. Since August 2020, Ms. Taylor has served on the board of directors of the J.M. Smucker Company since 2020, where she also serves as Chair of the audit committee. She has also served on the board of directors of Wella Company since March 2023, where she also serves as Chair of the audit committee. She has been a certified public accountant since 1984 (inactive since 2021), starting with an accounting role at Deloitte & Touche LLP. We believe Ms. Taylor is qualified to serve on our board of directors due to her experience as an executive officer of a public company and her financial and accounting expertise

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of John Danhakl, John Lai, and Jonathan Seiffer as a Class I director to hold office until the 2028 Annual Meeting and until his or her respective successor has been duly elected and qualified.

2025 Proxy Statement	11

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2018. Upon consideration of these and other factors, the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm, and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte & Touche LLP

The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to the Company in each of the last two fiscal years.

	Year Ended December 31,
	2024	2023
Audit Fees	$1,493,909	$1,494,913
Audit-Related Fees	1,895	15,000
Tax Fees	474,018	430,227
All Other Fees	—	—
Total	$1,969,822	$1,940,140

Audit fees for the fiscal years ended December 31, 2024, and December 31, 2023, consisted of fees billed for professional services rendered for the audit and interim reviews of Mister’s financial statements.

Audit-related fees for the fiscal years ended December 31, 2024, and December 31, 2023, consisted of fees billed for work performed in connection with SEC filings related to registration statements and subscriptions.

Tax fees for the fiscal years ended December 31, 2024, and December 31, 2023, consisted of fees related to federal and state income tax and indirect tax return compliance and consulting matters.

Pre-Approval Policies and Procedures

The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit)

12	2025 Proxy Statement

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

All services reported in the Audit, Audit-Related, Tax and All Other Fees categories above were approved by the audit committee.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

2025 Proxy Statement	13

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance – Audit Committee.” Under the audit committee charter, management is responsible for preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements of the fiscal year ended December 31, 2024, and internal control over financial reporting. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered accounting firm’s communications with the audit committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Jodi Taylor (Chair)

Dorvin Donald Lively

Ronald Kirk

14	2025 Proxy Statement

Proposal No. 3 Vote to Approve, on an Advisory Basis, Our Named Executive Officer Compensation

Proposal No. 3 Vote to Approve, on an Advisory Basis, Our Named Executive Officer Compensation

The Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for the fiscal year ended December 31, 2024. The Board of Directors is asking stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of Mister Car Wash, Inc. APPROVE, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the section entitled “Compensation Discussion and Analysis”, we maintain an executive compensation program that ties pay to performance and seeks to:

•
Provide base salaries that are consistent with similar positions in similar companies;
•
Directly connect short-term incentive pay to company performance and achievement of corporate goals;
•
Align the interests of our named executive officers with those of our stockholders through the use of equity-based awards;
•
Provide benefits to our named executive officers that are generally the same as those provided to our other employees; and
•
Attract, motivate and retain talented executives in a competitive environment.

Based on the result of the say-on-pay frequency vote held at our 2023 annual meeting of stockholders, we expect to hold a vote to approve, on an advisory basis, the compensation of our named executive officers on an annual basis going forward.

Board Recommendation

The Board recommends a vote FOR Proposal 3, Vote to Approve, on an Advisory Basis, our Named Executive Officer Compensation

2025 Proxy Statement	15

Proposal No. 3 Vote to Approve, on an Advisory Basis, Our Named Executive Officer Compensation

Executive Officers

The table below identifies and sets forth certain biographical and other information regarding certain of our executive officers as of April 9, 2025. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
John Lai	61	President, Chief Executive Officer and Director	2013
Jedidiah Gold	45	Chief Financial Officer	2019
Mary Porter	54	Chief People Officer	2023
Joseph Matheny	49	Chief Innovation Officer	2023

See page 9 of this Proxy Statement for the biography of John Lai.

Jedidiah Gold has served as our Treasurer and Chief Financial Officer since July 2019 and Corporate Secretary since February 2025. Mr. Gold previously served as Senior Director Finance, Assistant Treasurer at Yum Brands, Inc. from May 2016 to July 2019, and as Chief Financial Officer MENAPak at KFC Corporation from October 2014 to May 2016. Mr. Gold received a M.B.A. in Finance and Accounting from Indiana University and a B.S. in accounting from the University of Utah.

Mary Porter has served as our Chief People Officer since April 2023. Ms. Porter previously served as the Vice President of Human Resources for Nordstrom from January 2018 to April 2023, supporting Nordstrom and Nordstrom Rack locations across both the U.S. and Canada, a position she achieved as the culmination of a 27-year long journey with the company. From HR compliance to Talent Acquisition to strategic business support, Mary has experience across many Human Resources functions. Mary earned a Bachelor of Arts degree from the University of Washington.

Joseph Matheny has served as our Chief Innovation Officer since October 2023. Mr. Matheny previously served as our Senior Vice President, Operations since March 2020. Mr. Matheny joined our Company in 1998 and previously served as our Vice President, Operations from December 2016 to March 2020, and served in General Manager, Regional Manager, and Division Manager roles prior.

16	2025 Proxy Statement

Corporate Governance

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance” section of the “Investor Relations” page of our website located at: www.ir.mistercarwash.com, or by writing to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705. In addition to the matters included in our Corporate Governance Guidelines, we strive to adopt practices that will promote the long-term interests of the Company and its stockholders including:

• Board Independence and Qualifications	• Independent Executive Compensation Consultant
• Established Whistleblower ("Speaking Up") Policy	• Annual Board and Committee Self-Evaluations
• Regular Board and Committee Executive Sessions of Non-Management Independent Directors	• Audit Committee Approval Required for Related Party Transactions
• Established Executive Officer and Non-Employee Director Stock Ownership Policy	• Director Orientation and Continuing Education
• Accountability. Each share of our common stock as of record date is entitled to one vote per proposal presented to stockholders at our Annual Meeting of Stockholders.	• Clawback, Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies for Directors, Executive Officers, and other Employees

Board Leadership Structure

The Chairman of the Board leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision making. The Chairman also serves as the principal liaison between the Board and our management. At this time, our Board believes that it is in the best interests of the Company and its stockholder that the positions of Chair and CEO be held by the same person, as this combination provides unified leadership and direction in the management of the Company, contributing to cohesive, strong, and effective long-term vision and strategy. These positions are currently held by John Lai. Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman because, as the Company’s Chief Executive Officer, he has a deep understanding of our business and industry, and is best placed to identify key business and strategic priorities, critical issues that require Board attention and facilitate timely and effective communication between the Board and management, which is essential to effective governance.

We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Controlled Company Exemption

As Leonard Green & Partners, L.P. (“LGP”) controls more than 50% of the voting power for the election of our directors, we qualify as a “controlled company” within the meaning of the applicable NASDAQ rules and regulations (“NASDAQ rules”). As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements:

•
that a majority of our board of directors consist of independent directors; and

2025 Proxy Statement	17

Corporate Governance

•
that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•
that the nominating function of our board of directors be exercised by independent directors or by an independent committee.

Although we currently comply with the NASDAQ rules applicable to companies that do not qualify as a “controlled company” we may at any time and from time-to-time avail of some or all of the exemptions listed above for so long as we remain a “controlled company.”

Director Independence

Under our Corporate Governance Guidelines and the applicable NASDAQ rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NASDAQ rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mmes. Rogers and Taylor and Messrs. Danhakl, Galashan, Kirk, Lively, Rafiq, Seiffer and Suer, representing nine of our ten directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the NASDAQ rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee operates under a written charter, available on the Company website at www.ir.mistercarwash.com.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Danhakl
J. Kristofer Galashan		✓	✓
Ronald Kirk	✓		✓
John Lai
Dorvin Donald Lively	✓
Atif Rafiq			✓
Veronica Rogers		CHAIR
Jonathan Seiffer		✓	CHAIR
Jeffrey Suer
Jodi Taylor	CHAIR

18	2025 Proxy Statement

Corporate Governance

Audit Committee

Our Audit Committee is responsible for, among other things:

•
overseeing our accounting and financial reporting process;
•
appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;
•
discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•
pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);
•
reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;
•
discussing our risk management policies and overseeing management of such risks;
•
reviewing and approving or ratifying any related person transactions;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•
discussing with management procedures with respect to risk assessment and risk management; and
•
preparing the Audit Committee report required by SEC rules.

Our Audit Committee currently consists of Dorvin Donald Lively, Ronald Kirk and Jodi Taylor, with Ms. Taylor serving as chair. All members of our Audit Committee meet the requirements for financial sophistication under the applicable NASDAQ rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under the NASDAQ rules applicable to Audit Committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit Committee members. In addition, our Board of Directors has determined that each of Ms. Taylor and Mr. Lively qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;
•
reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;
•
reviewing and making recommendations to our Board of Directors regarding director compensation;
•
reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;
•
appointing and overseeing any compensation consultants;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•
preparing the annual Compensation Committee report required by SEC rules, to the extent required.

Our Compensation Committee currently consists of J. Kristofer Galashan, Jonathan Seiffer, and Veronica Rogers, with Ms. Rogers serving as chair. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under the NASDAQ rules applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

2025 Proxy Statement	19

Corporate Governance

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable NASDAQ rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.

Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Exequity LLP (“Exequity”) as its independent outside compensation consultant.

As requested by the Compensation Committee, in 2024, Exequity’s services to the Compensation Committee included: providing named executive officer compensation advisory services, helping evaluate our compensation philosophy and objectives and providing guidance in administering our executive compensation program.

All named executive officer compensation services provided by Exequity during 2024 were conducted under the direction or authority of the Compensation Committee, and all work performed by Exequity was approved by the Compensation Committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Exequity raised any conflict of interest for services performed during 2024 and determined that it did not.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
•
recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•
developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•
overseeing the annual evaluations of our Board, its committees and management.

Our Nominating and Corporate Governance Committee currently consists of J. Kristofer Galashan, Ronald Kirk, Atif Rafiq, and Jonathan Seiffer, with Mr. Seiffer serving as chair. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under NASDAQ rules applicable to Nominating and Corporate Governance Committee members.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2024, those who served on the Compensation Committee were Veronica Rogers, Jonathan Seiffer, and J. Kristofer Galashan. During 2024, no member of the Compensation Committee was an officer or employee of the Company at any time during 2024 or as of the date of this Proxy Statement, nor was any such individual a former officer of the Company. In 2024, no member of our Compensation Committee had any relationship or transaction with us that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K in this Proxy Statement other than the information provided under the section entitled “Certain Transactions with Related Persons.” See also “Compensation Discussion and Analysis – 2024 Director Compensation” for a description of compensation paid to members of the Compensation Committee.

Board and Board Committee Meetings and Attendance

During fiscal 2024, our Board of Directors met four times, the Audit Committee met eight times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met four times. In 2024, each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served as a member.

20	2025 Proxy Statement

Corporate Governance

Independent Director Executive Sessions

Our independent directors meet in executive sessions without management on a regularly scheduled basis. A presiding director is selected on a rotating basis from among the independent directors in alphabetical order of last name and serves as the lead non-management director of those sessions.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines require the attendance of our Board members at our annual meetings of stockholders. All members of our Board of Directors attended the annual meeting of stockholders held in 2024.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee considers candidates of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives. The following table demonstrates the desired relevant skills and experiences of candidates the Nominating and Corporate Governance Committee considers to positively impact our strategic growth initiatives:

Strategic Initiatives	Desired Relevant Skills/Experience

Increase convenience and awareness by expanding our footprint	Growth Leadership — Management and financial stewardship of a growing public company

Develop innovative solutions to drive and sustain competitive leadership	Brand Management — Development and management of well-known brands or products and services similar to ours

Drive retail and membership traffic and improve member experience through digital innovation	Marketing / Technology or Digital — Demonstrable understanding of technology, digital platforms, or data security and analytics

Build a best-in-class team and retain diverse talent at every level	Talent Development — Building employee knowledge and skills to maximize their potential development

Make a sustainable impact in the communities in which we operate	People / Community Conscious — Social mission implementation and good stewardship of environmental and human resources.

In addition to the skills and experiences highlighted in the table above, the Nominating and Corporate Governance Committee also considers the following criteria when evaluating director candidates:

•
Strong finance experience.
•
Experience as a board member or executive officer of another publicly held company.
•
Relevant academic expertise or other proficiency in an area of the Company’s operations.

The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Board does not have a formal or informal policy with respect to considering diversity in identifying nominees for director, but believes that the Board should generally embody a variety of skills, knowledge, and perspectives appropriate in light of the Company’s needs. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider potential conflicts of interest with the candidate’s other personal and professional

2025 Proxy Statement	21

Corporate Governance

pursuits, the director’s tenure, performance, past attendance at meetings, and participation in and contributions to the activities of the Board in the context of the Board evaluation process and other perceived needs of the Board.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. Mr. Danhakl, Mr. Lai, and Mr. Seiffer, our Class I director nominees, were recommended to serve as members of our Board by a third-party search firm. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. In their consideration, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above.

We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705. All recommendations for director nominations received by the Corporate Secretary that satisfy our Bylaws’ requirements relating to such director nominations, will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

In addition, we are party to the Stockholders Agreement (as defined below) which provides for, among other things, certain director nominee designation rights in favor of LGP (each such nominee, an "LGP Designee"). Each of John Danhakl, J. Kristofer Galashan, Jonathan Seiffer and Jeffrey Suer are LGP Designees. See "Certain Transactions with Related Parties - Stockholders Agreement" below.

Board Role in Risk Oversight

The Board of Directors has overall responsibility for overseeing the Company’s strategy and risk management process. As part of regular Board and committee meetings, the Board focuses on the Company’s general management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has retained general oversight of risks, including cyber-related risks and ESG related risks, it discharges its duties both as a full board and through its standing committees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is also regularly informed of particular risk management matters through committee reports and in connection with its general oversight and approval of corporate matters.

The Audit Committee is responsible for reviewing and discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk (including risks related to cybersecurity and other technology issues) is handled, and shall oversee management of financial risks and other material risks applicable to the Company. Through its regular meetings with management and our independent auditors, the Audit Committee reviews and discusses our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting, and assessments of internal controls over financial reporting. The Compensation Committee assists the

22	2025 Proxy Statement

Corporate Governance

Board by overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee assists the Board by managing risks associated with the independence of the Board. In addition, our Board receives periodic detailed operating performance reviews from management.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels. With respect to cybersecurity and other information technology risks, management provides periodic reports to the Audit Committee, as well as our plans to mitigate cybersecurity risks and to respond to any breaches.

The Board and its committees receive regular reports from management on potential risks to the Company in the context of, among other things, the following: key accounting and disclosure developments; corporate compliance program matters including corrective actions if any; material legal and regulatory matters; enterprise risk management reporting; annual review and approval of the corporate goals and objectives; a review of compensation policies/practices to assess risks to the Company; routine review of the succession planning policy for named executive officers; review of ESG risks, cybersecurity, and information technology related risks; and review of the Company’s credit, liquidity and operations practices and associated risks.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at www.ir.mistercarwash.com, or by writing to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions.

Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at www.ir.mistercarwash.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.

Insider Trading Policy and Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Policy, which applies to our directors, officers, and employees. The policy prohibits our directors, officers, and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, the Chairman, a specified Board Committee, Independent Presiding Director, or our non-management directors as a group, may do so by directing such correspondence to the following address: Board of Directors, Mister Car Wash, Inc., 222 East 5th Street, Tucson, Arizona 85705, Attn: Corporate Secretary. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company initially will receive and process communications before forwarding them to the appropriate addressee. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2024, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2024 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2024, are:

•
John Lai, Chairman, President and Chief Executive Officer;
•
Jedidiah Gold, Chief Financial Officer;
•
Mary Porter, Chief People Officer;
•
Joseph Matheny, Chief Innovation Officer;
•
Markus Hartmann, our former General Counsel, and
•
Mayra Chimienti, our former Chief Operating Officer;

Executive Summary

2024 Performance Highlights and Pay for Performance

Our executive compensation programs are designed to deliver pay in accordance with corporate financial performance. We believe that the compensation of our NEOs for fiscal year 2024 was aligned with the Company’s performance during 2024 while facing macroeconomic headwinds. Highlights of that performance include:

•
Added 40 gross new locations to our portfolio.
•
Grew adjusted EBITDA* by 12% over 2023.
•
Achieved 3.0% comparable store sales growth over 2023.

* For a reconciliation of adjusted EBITDA to the most directly comparable U.S. GAAP measure, see “Definitions and Reconciliations of Non-GAAP Financial Measures” in Appendix A.

2024 Compensation Highlights

Consistent with our compensation philosophy, key compensation decisions for 2024 included the following:

•
Base Salaries and Target Annual Cash Incentive Opportunities. The 2024 base salaries increased as part of the regular merit review process while target bonuses for our NEOs remained level (as a percentage of base salary) throughout the year except for Mr. Gold whose target bonus increased to 75%.
•
Annual Cash Incentives. Our Compensation Committee selected performance goals for our 2024 performance-based annual bonus program that were intended to promote our business plan and short-term goals with regard to adjusted EBITDAR. In light of our achievement of the performance goals, the Compensation Committee determined to pay out annual bonuses at 126.94% of target for each of our NEOs.
•
Equity Awards. The Compensation Committee approved awards of restricted stock units and stock options to promote executive retention and reward long-term value creation.

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Compensation Discussion and Analysis

Compensation Philosophy

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do

✓	Emphasize performance-based, at-risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.

✓	Use equity compensation to promote executive retention and reward long-term value creation.	X	Do not reprice our stock option awards.

✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	No hedging or pledging of Company stock.

✓	Engage an independent compensation consultant to advise our Compensation Committee.	X	No tax gross-ups on change-in-control.

✓	Maintain robust stock ownership guidelines.

✓	Hold annual Say-on-Pay advisory vote for stockholders.

Executive Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract, motivate, and reward leaders with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value while maintaining our people-first culture. Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help our company achieve the best possible financial and operational results while supporting and promoting our people-first culture;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our executives, including our NEOs, with those of our stockholders.

We strive to set our overall total compensation at a market-competitive level. In determining total compensation for executives, the Compensation Committee considers competitive market data from our peer group, experience, individual performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

2024 Say-on-Pay Voting Results

Last year we held our first Say-on-Pay vote, which received 95.2% support. The Committee and management believe this represents strong support for our compensation practices, and did not make significant changes to those practices in light of the strong stockholder support.

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Compensation Discussion and Analysis

Determination of Executive Compensation

Role of Board of Directors/Compensation Committee/Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and reviews and determines the compensation to be provided to our NEOs, other than with respect to our CEO, whose compensation is determined by the board of directors (the “Board”).

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendations from the Compensation Committee.

Role of Compensation Consultant

To design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Exequity as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our executive compensation program. The Compensation Committee has evaluated Exequity’s independence pursuant to the requirements of NASDAQ and SEC rules and has determined that Exequity does not have any conflicts of interest in advising the Compensation Committee.

Use of Peer Groups

While the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers. To gain an understanding of current compensation practices and assess the competitiveness of our compensation program, the Compensation Committee reviews pay of executives serving in similar positions at peer group companies. The Compensation Committee reviews the composition of the peer group annually in consultation with Exequity and considers the following:

•
Size, including total revenues, market capitalization, total enterprise value, and EBITDA;
•
Industries in which the Company competes for executive talent; and
•
Other factors, including scale, footprint, and brand recognition.

In its review of the peer group for 2024 compensation decisions, the Compensation Committee approved changes to the peer group to position the Company closer to median size statistics. The following seven companies were removed from the peer group: BJ’s Wholesale Club Holdings, Inc.; Five Below, Inc.; Floor & Decor Holdings, Inc.; Rollins, Inc.; Terminix Global Holdings, Inc.; The Wendy’s Company; and Wingstop Inc. The following four companies were added to the peer group: Dave & Buster’s Entertainment, Inc.; Papa John’s International, Inc.; Dine Brands Global, Inc.; and First Watch Restaurant Group, Inc. The peer group used for 2024 compensation decisions consisted of the following companies:

• Bright Horizons Family Solutions, Inc.	• Grocery Outlet Holding Corp.	• Petco Health & Wellness Company, Inc.

• Dave & Buster's Entertainment, Inc.	• Leslie’s, Inc.	• Planet Fitness, Inc.

• Dine Brands Global, Inc.	• National Vision Holdings, Inc.	• Shake Shack, Inc.

• Driven Brands Holdings, Inc.	• Ollie’s Bargain Outlet Holdings, Inc.	• Valvoline, Inc.

• First Watch Restaurant Group, Inc.	• Papa John's International, Inc.

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Compensation Discussion and Analysis

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•
Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;
•
Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives;
•
Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2024 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, experience, duties, and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee, and with respect to our Chief Executive Officer, the Board, annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire.

Our NEOs’ base salary rates were as set forth below:

Name	2024 Base Salary Rate as of 12/31/2024
John Lai	$1,000,000
Jedidiah Gold	$500,000
Mary Porter	$395,000
Joseph Matheny	$350,000
Markus Hartmann	$360,000
Mayra Chimienti	$350,000

Cash Incentive Compensation

We consider cash incentive bonuses to be an important component of our total compensation program and to provide incentives necessary to retain executive officers. For 2024, each NEO was eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. In fiscal 2024, our NEOs participated in our annual cash incentive bonus program at the following target percentages of base salary:

Name	Target Bonus as a Percentage of Base Salary
John Lai	100%
Jedidiah Gold	75%
Mary Porter	40%
Joseph Matheny	40%
Markus Hartmann	40%
Mayra Chimienti	40%

Such target bonuses as a percentage of base salary were not increased from the prior year except for Mr. Gold whose target bonus percentage increased from 50% to 75% following the Compensation Committee's consideration of the factors set forth above under “Determination of Executive Compensation.”

Our 2024 Executive Bonus Program was based on the achievement of a single Company performance metric of adjusted EBITDAR to plan. Adjusted EBITDAR is defined as net income before interest expense, net, income tax provision,

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Compensation Discussion and Analysis

depreciation and amortization expense, gain on sale of assets stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, other nonrecurring charges, cash rent expense, bonus expense and acquired store EBITDA. Adjusted EBITDAR was used because it incentivizes profitability irrespective of the timing of sale-leaseback transactions the Company may pursue. Adjusted EBITDAR is a non-GAAP measure. For definitions and reconciliation to the most directly comparable U.S. GAAP measure, see “Definitions and Reconciliations of Non-GAAP Financial Measures” in Appendix A. Adjusted EBITDAR is not a substitute for or superior to the comparable financial measure under GAAP.

The adjusted EBITDAR target (or plan) for 2024 was $434.7 million. Minimum payouts required a threshold achievement level of 94% adjusted EBITDAR to plan, with target performance achieved at 100% of plan, and maximum achievement at 110% of plan. For actual performance between the specified threshold, target, and maximum levels, the resulting payout percentage would be interpolated on a linear basis. The following table sets forth each NEO’s bonus payout opportunity (as a percentage of target) upon various performance achievement levels:

Adjusted EBITDAR Plan Attainment (%)[1]	Payout %
<94.0%	0%
94.0%	50%
95.2%	60%
96.4%	70%
97.6%	80%
98.8%	90%
100.0%	100%
102.0%	120%
104.0%	140%
106.0%	160%
108.0%	180%
110.0%+	200%

Based on the achievement of adjusted EBITDAR of $446.4 million, which was 102.69% attainment of adjusted EBITDAR to plan, the NEOs earned payouts under the 2024 Executive Bonus Program at 126.94% of target. The Compensation Committee did not exercise its discretion to adjust bonus payouts for 2024. The amounts of the NEOs’ 2024 performance bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “2024 Summary Compensation Table” below.

No other cash incentives were paid to our NEOs in 2024.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interest of our executives with those of our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. Our historical practice has been to grant executive officers equity awards with a vesting period of at least three years to promote such linkage.

Our general practice has been to grant equity awards on a predetermined schedule. At the first quarterly meeting of any new fiscal year, the Committee or, with respect to the CEO’s equity award, the Board, reviews and approves the value and amount of the equity compensation (including stock options) to be awarded to executive officers. The grant of approved equity awards then occurs roughly a week after the Company’s annual meeting of stockholders, following public disclosure of the voting results from such annual meeting.

The Committee does not take material nonpublic information into account when determining the timing and terms of equity compensation awards. We have not timed the disclosure of material nonpublic information to affect the value of executive compensation. No off-cycle stock option awards were granted to NEOs in fiscal year 2024. During fiscal year 2024, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

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Compensation Discussion and Analysis

Specifically, in June 2024, we made the following grants of stock options and RSUs to each of the NEOs in the table below:

Name	Number of Shares Underlying Stock Options	Number of RSUs
John Lai	563,380	284,495
Jedidiah Gold	123,239	62,233
Mary Porter	35,211	17,780
Joseph Matheny	35,211	17,780
Markus Hartmann	35,211	17,780
Mayra Chimienti	35,211	17,780

The target annual grant values for each of the NEOs are as follows: Mr. Lai and Mr. Gold are determined by the Board each year following consideration of the factors set forth above in “Determination of Executive Compensation”; Ms. Porter - $250,000; Mr. Matheny - $250,000; Mr. Hartmann - $250,000, and Ms. Chimienti - $250,000.

Retirement Savings, Health, and Welfare Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k)-plan. Currently, we provide matching contributions in the 401(k)-plan equal to 50% of a participant’s salary deferrals up to 3% of his or her compensation, subject to limits provided in the Code. These matching contributions vest after one year of service. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k)-plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

We also maintain a non-qualified deferred compensation plan in which certain of our eligible employees, including certain of our named executive officers, participate. Under this plan, participants may defer the payment of eligible salary and incentive compensation until certain specified payment dates. For 2024, contributions made by our NEOs to our deferred compensation plan are represented in the “2024 Summary Compensation Table” below.

Employee Benefits and Perquisites

All our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•
Medical, dental and vision benefits
•
Short-term and long-term disability insurance; and
•
Life and accidental death & dismemberment insurance.

In addition, certain of our key employees (including our named executive officers) are eligible to participate in supplemental executive disability insurance. The amount of executive disability insurance premiums paid by us on behalf of each named executive officer are set forth below in the “2024 Summary Compensation Table” in the column entitled “All Other Compensation.”

Other Benefits and Perquisites

We maintain a Company aircraft that is used primarily for business air travel by our executive officers. From time to time, Mr. Lai uses the Company aircraft for personal air travel pursuant to guidelines approved by our board of directors. On certain occasions, Mr. Lai’s family members and guests may accompany him on a flight. For 2024, the value of the aggregate incremental costs associated with Mr. Lai’s personal usage of Company aircraft was $309,548. We determine the incremental costs of the personal use of Company aircraft based on the variable operating costs to us, which include: (i) aircraft fuel expenses per hour of flight; (ii) certain variable repair and maintenance expenses; (iii) remote hangar, landing, ramp, and airport fees; (iv) customs, foreign permit, and similar fees; (v) crew travel expenses; (vi) supplies and catering; and (vii) passenger ground transportation. Flights where there are no passengers on Company aircraft (so-called “deadhead” flights), are allocated to Mr. Lai when in connection with personal use. Because Company aircraft is used

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Compensation Discussion and Analysis

primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as aircraft permanent hangar rent, insurance, depreciation, and pilot salaries.

In connection with Ms. Chimienti’s promotion to Chief Operating Officer in late 2022, the Company agreed to provide her with one year of executive coaching and cover the cost for her, to receive her executive MBA degree. For 2024, the value of the costs associated with the coaching and MBA was $18,598.

In addition, we provide Mr. Lai with a car allowance and all NEOs with cell phone allowances. The actual car and cell phone allowance amounts paid to our named executive officers for 2024 are set forth below in the “2024 Summary Compensation Table” in the column entitled “All Other Compensation.”

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Tax Gross-Ups

We provide tax gross-up payments to our named executive officers in limited, unique circumstances to cover their personal income taxes that may pertain to compensation or perquisites provided to them including for relocation benefits. Mr. Lai received a tax gross-up of $71,484 in 2024 associated with the income associated with his Company aircraft usage. No other named executive officers received a tax gross-up from the Company in 2024.

Severance and Change in Control Arrangements

We are party to an employment agreement with Mr. Lai and maintain an Executive Severance Plan in which our other named executive officers participate, which provides for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2024, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Stock Ownership Guidelines

In connection with our IPO, we adopted executive officer and director stock ownership guidelines that are applicable to our executive officers, including our named executive officers, and non-employee directors other than those directors affiliated with LGP or an affiliate thereof. Our executive officers and applicable non-employee directors are expected to satisfy the applicable guidelines set forth below within five years of the later of (i) the effective date of our IPO on June 24, 2021, and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of common stock for so long as they are an executive officer or non-employee director, as applicable, thereafter.

Executive	Salary Multiple Threshold ($)
Chief Executive Officer	5x annual base salary
Other Executive Officers	3x annual base salary
Directors	5x annual cash retainer

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option, or a short sale, or engage in

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Compensation Discussion and Analysis

hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Clawback Policy

Effective December 1, 2023, in accordance with SEC and NYSE requirements the Company adopted a new Compensation Clawback Policy (the “Clawback Policy”), which provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received during the applicable 3-year recovery period by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

The Clawback Policy does not condition such clawback on the fault of the executive officer, but the Company is not required to recoup amounts in limited circumstances set forth in the Clawback Policy where the Compensation Committee has made a determination that recovery would be impracticable. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

Section 409A

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-up to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Compensation Committee Report

The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

2025 Proxy Statement	31

Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis section in this Proxy Statement with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee:

Veronica Rogers, Chair

Jonathan Seiffer

J. Kristofer Galashan

32	2025 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Tables

2024 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022, to the extent applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John Lai	2024	1,000,000		2,000,000	1,999,999	1,269,412	401,818	6,671,229
President and Chief	2023	1,000,000		2,999,997	2,999,997	752,095	415,610	8,167,699
Executive Officer	2022	1,000,000		—	—	600,000	419,387	2,019,387
Jedidiah Gold	2024	495,192		437,498	437,498	449,323	6,761	1,826,272
Chief Financial	2023	475,000		562,493	562,499	178,623	6,761	1,785,376
Officer	2022	470,577		—	—	142,500	6,761	619,838
Mary Porter	2024	391,154		124,993	124,999	199,013	10,142	850,301
Chief People	2023	252,404	62,000	249,996	249,998	80,052	75,330	969,780
Officer
Joseph Matheny	2024	350,000		124,993	124,999	177,718	9,203	786,913
Chief Innovation	2023	323,219		187,498	187,498	97,833	1,800	797,848
Officer	2022	316,843		—	—	76,042	1,800	394,685
Markus Hartmann	2024	358,173		124,993	124,999	182,018	10,208	800,391
former	2023	350,000		187,498	187,498	105,293	62,170	892,459
General Counsel	2022	48,462		62,500	62,499	14,959	32,386	220,806
Mayra Chimienti	2024	350,000		124,993	225,202	177,718	27,156	905,069
former	2023	329,808		187,498	187,498	99,668	93,607	898,079
Chief Operating Officer	2022	318,736		50,000	50,000	76,715	42,269	537,720

(1)
For 2024, amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal 2024 and, for Ms. Chimienti, the value of certain modified awards, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our NEOs in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)
For 2024, amounts reflect payouts under the 2024 Executive Bonus Program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.
(3)
Amounts for fiscal 2024 represent:

	Car Allowance ($)	Cell Phone Allowance ($)	Personal Use of Aircraft ($)(a)	Executive Coaching/MBA ($)	Company Paid Individual Disability Insurance ($)	Tax Gross-Up ($)
John Lai	9,000	3,000	309,548	—	8,786	71,484
Jedidiah Gold	—	1,200	—	—	5,561	—
Mary Porter	—	1,200	—	—	8,942	—
Joseph Matheny	—	1,800	—	—	7,403	—
Markus Hartmann	—	1,200	—	—	9,008	—
Mayra Chimienti	—	3,000	—	18,598	5,558	—

(a)
Reflects the aggregate incremental costs associated with Mr. Lai’s personal usage of Company aircraft. For additional information on how these amounts were determined, see “Elements of Compensation – Other Benefits and Perquisites” above.

2025 Proxy Statement	33

Compensation Discussion and Analysis

Grants of Plan-Based Awards in Fiscal 2024

The following table provides information relating to grants of plan-based awards made during fiscal 2024 to our NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold($)	Target($)	Maximum($)
John Lai		500,000	1,000,000	2,000,000
	6/1/2024(2)				—	563,380	$7.03	1,999,999
	6/1/2024(2)				284,495	—	—	2,000,000
Jedidiah Gold		187,500	375,000	750,000
	6/1/2024(2)				—	123,239	$7.03	437,498
	6/1/2024(2)				62,233	—	—	437,498
Mary Porter		79,000	158,000	316,000
	6/1/2024(2)				—	35,211	$7.03	124,999
	6/1/2024(2)				17,780	—	—	124,993
Joseph Matheny		70,000	140,000	280,000
	6/1/2024(2)				—	35,211	$7.03	124,999
	6/1/2024(2)				17,780	—	—	124,993
Markus Hartmann		72,000	144,000	288,000
	6/1/2024(2)				—	35,211	$7.03	124,999
	6/1/2024(2)				17,780	—	—	124,993
Mayra Chimienti		70,000	140,000	280,000
	6/1/2024(2)				—	35,211	$7.03	124,999
	6/1/2024(2)				17,780	—	—	124,993
	6/21/2024(3)				—	273,224	$0.66	5,112
	6/21/2024(3)				—	99,031	$0.46	1,291
	6/21/2024(3)				—	148,608	$0.46	1,938
	6/21/2024(3)				—	20,000	$15.00	26,095
	6/21/2024(3)				—	2,495	$12.33	5,413
	6/21/2024(3)				—	10,279	$9.25	22,135
	6/21/2024(3)				—	11,737	$7.03	38,219
	6/21/2024(3)				16,007	—	—	—

(1)
Amounts reflect potential payouts under our 2024 Executive Bonus Program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.
(2)
The options and RSUs vest in three ratable installments on each of the first three anniversaries of the grant date, subject to continued service through the applicable vesting dates.
(3)
Amounts reflect the incremental expense recognized for the modifications to share-based payment awards held by Marya Chimienti as of June 21, 2024, pursuant to the Transition Agreement included as exhibit 10.1 to the Form 8-K filed on June 28, 2024. The incremental expense recognized was calculated in accordance with ASC Topic 718. Modifications to outstanding share-based payment awards outstanding as of June 21, 2024, were made pursuant to section B(4)(a)&(b) of the Transition Agreement. Any unvested share-based payment award as of the resignation date were forfeited on December 31, 2024.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Summary of Executive Compensation Arrangements

Below is a written description of our employment arrangements with certain of our named executive officers. We have entered into offer letters with Mr. Gold, Ms. Porter, and Mr. Hartmann, and promotion letters with Mr. Matheny and Ms. Chimienti.

John Lai

In June 2021, we entered into an employment agreement with Mr. Lai in connection with our initial public offering (the “CEO Agreement”).

34	2025 Proxy Statement

Compensation Discussion and Analysis

Pursuant to the CEO Agreement, Mr. Lai is entitled to an annual base salary of $1,000,000 and an annual performance-based bonus based on the achievement of performance targets set by our board of directors or its delegate with a target bonus opportunity of 100% of his annual base salary. Under the CEO Agreement, Mr. Lai is also entitled to personal use of the Company’s aircraft pursuant to the terms and guidelines set forth in the Company’s aircraft usage policy then in effect.

Mr. Lai will be entitled to severance benefits in the event of certain qualifying terminations of employment pursuant to the Severance Plan, as described below.

The CEO Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Lai.

The CEO Agreement contains perpetual confidentiality and non-disparagement covenants as well as 18-month post-termination non-competition and non-solicitation covenants.

Jedidiah Gold

We are party to an offer letter with Mr. Gold dated June 10, 2019, providing for his employment as Chief Financial Officer. The offer letter provides Mr. Gold is entitled to an initial base salary of $300,000 and eligible for an annual performance-based bonus with a target opportunity of 30% of his annual base salary. Additionally, 15,403 stock options were requested at the first Board meeting following offer. Further, Mr. Gold was entitled to executive relocation benefits.

Mary Porter

We are party to an offer letter with Ms. Porter dated March 1, 2023, providing for her employment as Chief People Officer. The offer letter provides Ms. Porter is entitled to an initial base salary of $375,000 and eligible for an annual performance-based bonus with a target opportunity of 40% of her annual base salary and an initial equity grant of RSUs and stock options with an aggregate grant value of $500,000. Further, Ms. Porter was entitled to executive relocation benefits, including a $15,000 net lump sum for incidentals. Ms. Porter was also entitled to a one-time $62,000 sign-on bonus when she joined the Company in April of 2023. If Ms. Porter's employment had terminated before her one-year anniversary, she would have been obligated to repay the full amount of the bonus.

Joseph Matheny

We are party to a promotion letter with Mr. Matheny dated October 15, 2023, providing for his employment as Chief Innovation Officer. The promotion letter provides Mr. Matheny is entitled to an initial base salary of $350,000 and eligible for an annual performance-based bonus with a target opportunity of 40% of his annual base salary and an annual equity grant of RSUs and stock options with an aggregate grant value of $250,000.

Markus Hartmann

As of December 31, 2024, we were party to an offer letter with Mr. Hartmann dated September 28, 2022, providing for his employment as General Counsel. The offer letter provides Mr. Hartmann is entitled to an initial base salary of $350,000 and eligible for an annual performance-based bonus with a target opportunity of 40% of his annual base salary and an annual equity grant of RSUs and stock options with an aggregate grant value of $250,000. Further, Mr. Hartmann was entitled to executive relocation benefits, consisting of a $25,000 bonus as well as relocation assistance.

On January 24, 2025, Mr. Hartmann entered into the Hartmann Transition Agreement in connection with his transition from his role as General Counsel. The Hartmann Transition Agreement provided that Mr. Hartmann continued to receive his base salary until February 6, 2025, the Company continued to pay the employer portion of premiums for his healthcare coverage until February 28, 2025; and that Mr. Hartmann remained eligible to earn an annual cash performance bonus for the 2024 fiscal year under the MCW Executive Bonus Program. Additionally, Mr. Hartmann’s unvested equity awards that were originally scheduled to vest in 2025, representing 26,828 stock options and 13,022 restricted stock units accelerated and immediately vested on February 6, 2025, and all remaining unvested equity awards were forfeited. Concurrent with that acceleration, the exercise period for his vested options was extended until February 6, 2026.

2025 Proxy Statement	35

Compensation Discussion and Analysis

From February 7, 2025 to March 6, 2026, the Hartmann Transition Agreement provides that Mr. Hartmann will receive a monthly severance payment of $30,000, reduced by taxes and withholdings. On February 28, 2025, Mr. Hartmann became eligible for a continuation of healthcare coverage at his own expense under the provisions of COBRA for a period of up to 18 months. In addition, the employer and employee portion of premiums for the continuation of Mr. Hartmann’s healthcare coverage until March 31, 2026 will be added to his monthly severance payments.

Mayra Chimienti

On June 21, 2024, Ms. Chimienti resigned from her position as Chief Operating Officer and entered into the Chimienti Transition Agreement. The Chimienti Transition Agreement provided that, from June 22, 2024 until December 31, 2024: (1) Ms. Chimienti’s annual base salary, health and other insurance benefits remained unchanged; (2) Ms. Chimienti was eligible to earn an annual cash performance bonus under the MCW Executive Bonus Program for the 2024 fiscal year payable pursuant to the terms of that program; and (3) Ms. Chimienti continued to receive health and other insurance benefits until December 31, 2025.

Additionally, the vesting of Ms. Chimienti’s outstanding equity grants originally scheduled to vest during fiscal year 2025, representing 34,511 stock options and 16,007 restricted stock units, were accelerated and vested on December 31, 2024. From January 1, 2025 through December 31, 2025, Ms. Chimienti will receive: (1) monthly severance payments of $29,166.67 reduced by taxes and withholdings; and (2) continuation of healthcare benefits for a period of eighteen (18) months under provisions of COBRA.

Prior to her entry into the Chimienti Transition Agreement, we were party to a promotion letter with Ms. Chimienti dated March 16, 2022, providing for her employment as Chief Operating Officer. The promotion letter provides Ms. Chimienti is entitled to an initial base salary of $325,000 and eligible for an annual performance-based bonus with a target opportunity of 40% of her annual base salary and an annual equity grant of RSUs and stock options with an aggregate grant value of $250,000.

Executive Severance Plan

In connection with our IPO, we adopted the Executive Severance Plan, or the Severance Plan, pursuant to which our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment. This Plan was recently modified by the Compensation Committee of the Board. Each capitalized term not defined in this section shall have the meaning ascribed to it in the Severance Plan.

In the event an eligible participant is terminated by the Company without Cause, or an eligible participant employee terminates his or her employment for Good Reason, in each case, at any time other than during the period beginning six (6) months before and ending on twenty-four (24) after a Change in Control (the “Protection Period”), then such participant will be entitled to receive:

•
Accrued Obligations. The Participant shall be entitled to receive any accrued but unpaid annual base salary, unreimbursed business expenses incurred in accordance with the Company policies, or other amounts earned or accrued through the Participant’s Termination of Employment under the Company Group’s applicable health, welfare, retirement, or other similar fringe benefit programs as required by their terms or by applicable law;
•
An aggregate cash payment (the “Severance Payment”) equal to the product of (i) such participant’s severance multiplier (for Mr. Lai and Mr. Gold, 1.5 Base Salary Rate; and for each other named executive officer, 1.0 Base Salary Rate) (the “Non-CIC Severance Multiplier”) and
•
Payment or reimbursement of such participant’s and his or her covered eligible dependents’ health insurance coverage under COBRA (for Mr. Lai and Mr. Gold, 18 months; and for each other named executive officer, 12 months) (the “Severance Period); and
•
Accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

36	2025 Proxy Statement

Compensation Discussion and Analysis

In the event an eligible participant is terminated by the Company without Cause, or terminates his or her employment for Good Reason, in each case, during the Protection Period, then such participant will be entitled to receive:

•
A lump-sum cash payment equal to the product of (i) such participant’s change in control severance multiplier (for Mr. Lai, 2.0; and for each other named executive officer, 1.5) (the “CIC Severance Multiplier”) and (ii) the sum of such participant’s Base Salary Rate and target annual bonus for the fiscal year in which such termination of employment occurs;
•
A lump-sum cash payment equal to the Prorated Bonus;
•
Payment or reimbursement of such participant’s and his or her covered eligible dependents’ health insurance coverage under COBRA for up to the number of years equal to such participant’s CIC Severance Multiplier; and
•
Accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

Receipt of severance benefits under the Severance Plan is subject to: (a) the eligible participant’s compliance with certain restrictive covenants, including (i) 18-month post-termination non-competition and non-solicitation of customers and employees’ covenants, (ii) a perpetual confidentiality covenant and (iii) a perpetual non-disparagement covenant in favor of the Company; and (b) the covered employee’s execution of a general release of claims.

In addition, in the event of death or Disability, an eligible participant will be entitled to receive accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

2025 Proxy Statement	37

Compensation Discussion and Analysis

Outstanding Equity Awards at 2024 Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
John Lai	6/25/2021(3)	600,000	400,000	15.00	6/25/2031	160,000	1,166,400
	3/1/2023(4)	164,473	493,421	9.25	3/1/2033	243,243	1,773,241
	6/1/2024(6)	—	563,380	7.03	6/1/2034	284,495	2,073,969
Jedidiah Gold	9/9/2019(2)	893,497	—	2.12	9/8/2029	—	—
	6/25/2021(3)	112,500	75,000	15.00	6/25/2031	30,000	218,700
	3/1/2023(4)	30,838	92,517	9.25	3/1/2033	45,608	332,482
	6/1/2024(6)	—	123,239	7.03	6/1/2034	62,233	453,679
Mary Porter	6/1/2023(5)	21,312	42,626	8.14	6/1/2033	20,475	149,263
	6/1/2024(6)	—	35,211	7.03	6/1/2034	17,780	129,616
Joseph Matheny	7/15/2015(2)	37,152	—	0.46	7/14/2025	—	—
	7/15/2015(2)	222,912	—	0.66	7/14/2025	—	—
	11/23/2016(2)	148,608	—	0.46	11/22/2026	—	—
	11/23/2016(2)	222,912	—	0.66	11/22/2026	—	—
	6/25/2021(3)	37,500	25,000	15.00	6/25/2031	10,000	72,900
	3/1/2023(4)	10,279	30,839	9.25	3/1/2033	15,203	110,830
	6/1/2024(6)	—	35,211	7.03	6/1/2034	17,780	129,616
Markus Hartmann	12/1/2022(8)(9)	4,811	9,623	10.27	12/1/2032(10)	4,057	29,576
	3/1/2023(4)(9)	—	41,118	9.25	3/1/2033(10)	20,270	147,768
	6/1/2024(6)(9)	—	35,211	7.03	6/1/2034(10)	17,780	129,616
Mayra Chimienti	11/23/2016(2)	148,608	—	0.46	11/22/2026	—	—
	11/23/2016(2)	222,912	—	0.66	11/22/2026	—	—
	6/25/2021(3)	20,000	—	15.00	6/25/2031	—	—
	6/1/2022(7)	7,485	—	12.33	6/1/2032	—	—
	3/1/2023(4)	20,558	—	9.25	3/1/2033	—	—
	6/1/2024(6)	11,737	—	7.03	6/1/2034	—	—

(1)
Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 31, 2024 (the last trading date prior to the end of our fiscal year of December 31, 2024), which was $7.29.
(2)
Awards granted are fully vested as of December 31, 2024.
(3)
Awards granted on June 25, 2021, vest in five annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date.
(4)
Awards granted on March 1, 2023, vest in four annual equal installments on each anniversary of the grant date, subject to the named executive officer's continued employment through each applicable vesting date.
(5)
Awards granted to Ms. Porter on June 1, 2023, vest in three annual equal installments on each anniversary of the grant date, subject to the named executive officer's continued employment through each applicable vesting date.
(6)
Awards granted on June 1, 2024, vest in three annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date.
(7)
Awards granted on June 1, 2022, vest in four annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date.
(8)
Awards granted to Mr. Hartmann on December 1, 2022, vest in three annual equal installments on each anniversary of the grant date, subject to the named executive officer's continued employment through each applicable vesting date.
(9)
The portion of these option awards granted to Mr. Hartmann scheduled to vest in fiscal year 2025 were provided accelerated vesting to February 6, 2025, in accordance with the Hartmann Transition Agreement.
(10)
Pursuant to the Hartmann Transition Agreement, the vested portion of these option awards will expire on February 6, 2026.

38	2025 Proxy Statement

Compensation Discussion and Analysis

Option Exercises and Stock Vested in Fiscal 2024

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Lai	6,070,133	$43,150,503	161,081	$678,400
Jedidiah Gold	585,191	$3,487,253	30,202	$226,024
Mary Porter	—	$—	10,237	$71,966
Joseph Matheny	334,368	$2,527,625	10,067	$75,339
Markus Hartmann	—	$—	7,095	$56,963
Mayra Chimienti	234,031	$1,508,926	26,088	$192,238
(1)
Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.
(2)
Amounts are calculated by multiplying the number of shares vested by our closing stock price on the applicable vesting date.

Nonqualified Deferred Compensation Table

We maintain the Mister Car Wash Deferred Compensation Plan for a select group of our highly compensated employees, in which certain of our NEOs participate other than Ms. Porter, Mr. Hartmann and Ms. Chimienti. The following table contains information regarding non-qualified deferred compensation plans.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
John Lai	—	—	86,444	—	962,715
Jedidiah Gold	99,038	—	42,977	—	412,869
Mary Porter	—	—	—	—	—
Joseph Matheny	39,780	—	5,577	—	84,705
Markus Hartmann	—	—	—	—	—
Mayra Chimienti	—	—	—	—	—
(1)
These contributions are reported in the 2024 Summary Compensation Table as base salary for Mr. Gold and a mixture of base salary and bonus for Mr. Matheny.
(2)
Because the amounts do not represent above-market earnings, they are not reported in the 2024 Summary Compensation Table.
(3)
Of the aggregate balance reported here for each NEO, the following amounts were reported in prior years' summary compensation tables: $331,085 for Mr. Lai and $227,127 for Mr. Gold.

The Mister Car Wash Deferred Compensation Plan allows eligible participants to defer up to 90% of their base salary and/or incentive plan compensation as well as any refunds from our 401(k) Plan. Participants may elect investment measurement options selected by the Company in whole percentages. These investment options do not represent actual ownership of or ownership rights in the applicable funds; they serve the purpose of valuing the account and the corresponding obligation of the Company.

At the time of annual enrollment, participants also make distribution elections for the upcoming year’s contributions. Actual distributions are made pursuant to those elections.

Potential Payments Upon Termination or Change in Control

In connection with our IPO, we adopted the Severance Plan which was subsequently amended in 2024, pursuant to which our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment.

In addition to the severance benefits provided under the Severance Plan, as described above, pursuant to the option and restricted stock unit award agreements entered into by our NEOs under the 2021 Incentive Award Plan, in the event of (i) the executive’s termination by the Company without “cause” or by the executive for “good reason” during the twenty-four month period following a change in control of the Company, or by reason of such executive’s termination due to death or disability, such outstanding option and/or restricted stock unit awards will vest in full; and (ii) executive’s qualifying retirement, the portion of the option or restricted stock unit award which would have vested within twelve months following

2025 Proxy Statement	39

Compensation Discussion and Analysis

the date of the Company’s receipt of a written notice of resignation by the executive at a time when he or she is retirement eligible will accelerate and vest.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs (other than Ms. Chimienti, whose employment as an officer of the Company terminated in June 2024) upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation. With respect to Ms Chimienti, the actual amounts received in connection with her employment transition are summarized in “Executive Compensation - Summary of Executive Compensation Arrangements”.

		Termination			Termination
		Without Cause			Without Cause
		or for Good			or for Good		Termination
		Reason /		Change in	Reason /		due to
		Cause Outside		Control (no	Cause During		Death or
Name	Benefit	Protection Period ($)		Termination) ($)(1)	Protection Period ($)		Disability ($)
John Lai	Cash	1,500,000	(4)		5,000,000	(7)
	Equity Acceleration (2)			5,160,089	5,160,089		5,160,089
	Continued Healthcare	33,464	(5)		44,618	(8)
	Total (3)	1,533,464		5,160,089	10,204,707		5,160,089
Jedidiah Gold	Cash	750,000	(4)		1,687,500	(9)
	Equity Acceleration (2)			1,036,903	1,036,903		1,036,903
	Continued Healthcare	26,794	(5)		26,794	(8)
	Total (3)	776,794		1,036,903	2,751,197		1,036,903
Mary Porter	Cash	395,000	(6)		987,500	(9)
	Equity Acceleration (2)			288,034	288,034		288,034
	Continued Healthcare	22,309	(5)		33,464	(8)
	Total (3)	417,309		288,034	1,308,998		288,034
Joseph Matheny	Cash	350,000	(4)		875,000	(9)
	Equity Acceleration (2)			322,501	322,501		322,501
	Continued Healthcare	22,309	(5)		33,464	(8)
	Total (3)	372,309		322,501	1,230,965		322,501
Markus Hartmann	Cash	360,000	(6)		900,000	(9)
	Equity Acceleration (2)			264,392	264,392		264,392
	Continued Healthcare	22,309	(5)		33,464	(8)
	Total (3)	382,309		264,392	1,197,856		264,392

(1)
Represents the value of equity acceleration for stock options granted under our 2014 and 2021 Plans. The value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $7.29, the closing trading price of our common stock on December 31, 2024, and (ii) subtracting the aggregate exercise price for the options.
(2)
With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $7.29, the closing trading price of our common stock on December 31, 2024, and (ii) subtracting the aggregate exercise price for the options. Options that were “underwater” were not included as they do not have a positive aggregate spread value. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $7.29, the closing trading price of our common stock on December 31, 2024.
(3)
Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2024. Prorated bonuses were prorated at 100% to illustrate maximum potential payments. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.
(4)
Represents continued salary payments for 18 months.
(5)
Represents continued healthcare premiums for 18 months for Mr. Lai and Mr. Gold and 12 months for Ms. Porter, Mr. Matheny, and Mr. Hartmann.
(6)
Represents continued salary payments for 12 months.
(7)
Represents two times the sum of (i) Mr. Lai’s base salary and (ii) Mr. Lai’s target 2024 annual bonus, as well as the prorated amount of Mr. Lai’s 2024 annual bonus, prorated at 100% for this exercise payable in a lump sum.
(8)
Represents continued healthcare premiums for 24 months for Mr. Lai, and 18 months for Mr. Gold, Ms. Porter, Mr. Matheny, and Mr. Hartmann.
(9)
Represents 1.5 times the sum of (i) the executive’s base salary and (ii) the executive’s target 2024 annual bonus, as well as the prorated amount of the executive’s 2025 annual bonus, prorated at 100% for this exercise payable in a lump sum.

40	2025 Proxy Statement

Compensation Discussion and Analysis

2024 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Jodi Taylor	100,000		99,998		199,998
Veronica Rogers	100,000		99,998		199,998
Dorvin Lively	75,000		99,998		174,998
Ronald Kirk	85,000		99,998		184,998
Atif Rafiq	73,558	(2)	128,761	(3)	202,319
(1)
Amounts reflect the full grant-date fair value of stock awards granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)
Amount reflected is prorated based on installation as a new board member for 105 days in 2024.
(3)
Amount reflects an additional grant in February 2024 for installation as a new board member for 105 days in 2024.

The table below shows the aggregate numbers of unvested stock awards held as of December 31, 2024, by each non-employee director.

Name	Unvested Stock Awards Outstanding at FYE
Jodi Taylor	14,684
Veronica Rogers	14,684
Dorvin Lively	14,684
Ronald Kirk	14,684
Atif Rafiq	14,684

In connection with our IPO, we adopted a non-employee director compensation policy that is applicable to each of our non-employee directors (other than those who are affiliated with LGP, who are not compensated for their director responsibilities). Pursuant to this non-employee director compensation policy, each such non-employee director will receive a mixture of cash and equity compensation.

Pursuant to this policy, each eligible non-employee director will receive an annual cash retainer of $75,000 that will be paid quarterly in arrears. The chairperson of the Audit Committee will receive an additional annual cash retainer of $25,000, the chairperson of the Compensation Committee will receive an additional annual cash retainer of $25,000, and the chairperson of the Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $25,000. Members of multiple committees received an additional annual cash retainer of $10,000.

Also, pursuant to this policy, we intend to grant all eligible non-employee directors an initial equity award of restricted stock units that has a grant date value of $100,000 upon election to our Board of Directors, and thereafter an annual equity award of restricted stock units that has a grant date value of $100,000, in each case, which will vest in full on the earlier of (i) the next occurring annual meeting of our stockholders or (ii) the first anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date.

Compensation Risk Assessment

We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation

2025 Proxy Statement	41

Compensation Discussion and Analysis

arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis in coordination with the independent compensation consultant and expects to make modifications as necessary to address any changes in our business or risk profile.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of as of December 31, 2024, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(2)	16,052,167	(3)	$5.71	26,990,881	(4)
Equity compensation plans not approved by security holders	—		—	—
Totals	16,052,167		$5.71	26,990,881

(1)
The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting and settlement of outstanding RSUs, which have no exercise price.
(2)
Includes awards or rights granted and available to be granted under the Rollover Plan, 2014 Plan, the 2021 Plan and ESPP.
(3)
Includes shares subject to outstanding awards granted, of which 11,035,461 shares are subject to outstanding options 4,812,481 shares are subject to outstanding RSUs, and 204,225 shares are subject to outstanding stock purchase rights.
(4)
Includes 19,169,285 shares available for future issuance under our 2021 Plan and 7,821,596 shares available for future issuance under our ESPP (of which 204,225 shares are expected to be issued with respect to the purchase period in effect as of December 31, 2024, which purchase period ends on May 15, 2025) and is ongoing as of the date of this Proxy Statement.

The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2022 and ending in 2031, in an amount equal to the lesser of (i) 0.5% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our board of directors.

There are no shares available for future issuance under the Rollover Plan or the 2014 Plan.

CEO Pay Ratio

In accordance with the requirements set forth by Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our CEO, John Lai, and the ratio of these two amounts. In accordance with SEC rules requiring the identification of a new median employee every three years, Mister Car Wash has identified the median employee for 2024 using the methodology established in 2023. Our methodology to identify the median of the annual total compensation of all employees in 2024 included the following calculations, assumptions, adjustments, and estimates:

•
As wash operations rely on many part-time hourly employees and turnover and job changes among those positions is consistently high, the methodology for calculating total annual compensation relies on the annualization of crew members’ available work history in their job as of the snapshot date selected.
•
We annualize 2024 pay for all full-time and part-time permanent employees who were actively employed as of December 31, 2024. Our entire workforce is exclusively US-based.
•
The median employee selected was within +/- 1% of the median total compensation and had at least 3 years of tenure with the company. The median employee’s total 2024 compensation was $32,357.
•
The 2024 annual total compensation of the CEO was $6,671,229.

42	2025 Proxy Statement

Compensation Discussion and Analysis

•
The ratio of the 2024 annual total compensation of the CEO to the 2024 annual total compensation of the median employee was 206 to 1.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. These rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to exclude up to 5% of their workforce and make reasonable estimates and assumptions that may impact their employee populations. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Other companies have different employee populations and compensation practices and utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (CAP), as defined in Item 402(v), and Company performance.

	Summary Compensation		Average Summary Compensation Table Total for Non-PEO	Average	Value of Initial Fixed $100 Investment Based On:
Year (a)	Table Total for Principal Executive Officer (PEO) (b)[1]	Compensation Actually Paid to PEO[2] (c)	Named Executive Officers (NEOs)[1] (d)	Compensation Actually Paid to Non-PEO NEOs[2] (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return[3] (g)	Net Income (millions)[4] (h)	Adjusted EBITDAR (millions)[5] (i)
2024	$6,671,229	$5,293,694	$1,033,789	$708,507	$36	$134	$70	$446
2023	$8,167,699	$7,184,630	$1,114,979	$890,279	$43	$115	$80	$394
2022	$2,019,387	$(6,587,577)	$469,989	$(1,139,023)	$45	$90	$113	$377
2021	$14,746,711	$62,800,922	$2,112,920	$11,800,651	$90	$105	$(22)	$344

1.
The PEO for 2021, 2022, 2023, and 2024 is John Lai. The NEOs in 2024 are Jedidiah Gold, Mary Porter, Joseph Matheny, Markus Hartmann, and Mayra Chimienti. The NEOs in 2023 are Jedidiah Gold, Mary Porter, Mayra Chimienti, and Markus Hartmann. The NEOs in 2022 are Jedidiah Gold, Lisa Bossard Funk, Casey Lindsay, Mayra Chimienti, and Markus Hartmann. The NEOs for 2021 are Jedidiah Gold and Lisa Bossard Funk.
2.
The following adjustments relating to equity awards were made to total compensation for 2024 to determine compensation actually paid:

Year	Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Value of Equity Awards Granted During the Covered Year that are Outstanding and Unvested as of Covered Year End	Change in Fair Value of Equity Awards Granted in Prior Years that are Outstanding and Unvested as of Covered Year End	Fair Value of Awards Granted and Vesting During the Covered Year	Year-Over-Year Change in Value of Awards Granted in Prior Years that Vested During the Covered Year	Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments
PEO 2024	$(3,999,999)	$4,105,893	$(1,156,456)	$-	$(326,972)	$—	$(1,377,535)
NEO 2024	$(395,033)	$333,598	$(83,625)	$11,119	$(140,543)	$(50,877)	$(325,282)

The valuation methodologies used to calculate fair values for each measurement date did not materially differ from those disclosed at the time of grant.

3.
Represents the cumulative TSR for the S&P Composite 1500 Consumer Services Index.
4.
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
5.
The Company believes Adjusted EBIDTAR is the financial performance measure most closely linked to the calculation of compensation actually paid. Adjusted EBIDTAR is a non-GAAP measure. For definitions and reconciliation to the most directly comparable U.S. GAAP measure, see “Definitions and Reconciliations of Non-GAAP Financial Measures” in Appendix A. Adjusted EBITDAR is not a substitute for or superior to the comparable financial measure under GAAP.

2025 Proxy Statement	43

Compensation Discussion and Analysis

Analysis of the Information Presented in the Pay versus Performance Table

The graphics below depict the relationship between CAP for the PEO and NEOs with the Company TSR, peer group TSR, GAAP net income, and adjusted EBITDAR. Changes in CAP are largely attributable to changes in stock price. In general, CAP increases as stock price increases, and vice versa. CAP for 2021 includes the value of awards vesting prior to the IPO on June 25, 2021.

Tabular List of Financial Performance Measures

The most important (and only) financial performance measure used by the Company to link executive compensation actually paid to the Company’s PEO and NEOs, for the most recently completed fiscal year, to the Company’s performance is:

Adjusted EBITDAR

44	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2025, by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our voting securities;
•
each of our directors and each of our named executive officers; and
•
all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Holders of More than 5%:
Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC (1)	219,213,079	66.1%
Executive Officers and Directors:
John Lai(2)	7,906,696	2.4%
Jedidiah Gold(3)	939,342	*%
Mary Porter(4)	32,533	*%
Joseph Matheny(5)	670,929	*%
John Danhakl(1)	—	*%
Jonathan Seiffer(1)	—	*%
Jeffrey Suer(1)	—	*%
J. Kristofer Galashan(1)	—	*%
Jodi Taylor(6)	42,137	*%
Dorvin Donald Lively(7)	142,137	*%
Ronald Kirk(8)	39,335	*%
Veronica Rogers(9)	33,085	*%
Atif Rafiq(10)	17,887	*%
All executive officers and directors as a group (13 persons)(11)	229,037,160	69.0%

* Represents less than 1%.

(1)
Based solely on the Schedule 13G filed on February 14, 2022, Green Equity Investors VI, L.P., a Delaware limited partnership (“GEI VI”) is the direct owner of 134,812,845 shares of Common Stock of the Issuer (the “GEI VI Shares”). Green Equity Investors Side VI, L.P., a Delaware limited partnership (“GEI Side VI”), is the direct owner of 80,348,253 shares of Common Stock of the Issuer (the “GEI Side VI Shares”), LGP Associates VI-A LLC, a Delaware limited liability company (“Associates VI-A”), is the direct owner of 315,683 shares of Common Stock of the Issuer (the “Associates VI-A Shares”), and LGP Associates VI-B LLC, a Delaware limited liability company (“Associates VI-B” and together with GEI VI, GEI Side VI, and Associates VI-A, the “LGP Funds”) is the direct owner of 3,736,298 shares of Common Stock of the Issuer (the “Associates VI-B Shares” and, collectively with the GEI VI Shares, the GEI Side VI Shares, and the Associates VI-A Shares, the “Shares”).GEI Capital VI, LLC, a Delaware limited liability company (“Capital”) is the general partner of GEI VI and GEI Side VI. Green VI Holdings, LLC, a Delaware limited liability company (“Holdings”), is a limited partner of GEI VI and GEI Side VI. Leonard Green & Partners, L.P., a Delaware limited partnership (“LGP”) is the management company of GEI VI and GEI Side VI. LGP Management, Inc., a Delaware corporation (“LGPM”) is the general partner of LGP. Peridot Coinvest Manager LLC, a Delaware limited liability company (“Peridot”) is the manager of each of Associates VI-A and Associates VI-B. Capital, as the general partner of GEI VI and GEI Side VI, Holdings, as a limited partner of GEI VI and GEI Side VI, LGP, as the manager of GEI VI and GEI Side VI, LGPM, as the general partner of LGP, and Peridot as the manager of Associates VI-A and Associates VI-B, directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to share voting and investment power with respect to the Shares. As such, Capital, LGP, LGPM, Holdings, and Peridot may be deemed to be the indirect beneficial owners of the Shares. Each of the foregoing holder’s address is c/o

2025 Proxy Statement	45

Security Ownership of Certain Beneficial Owners and Management

Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. For a description of certain relationships between us and LGP, see “Certain Transactions with Related Persons.”
(2)
Represents (i) 6,977,750 shares of our common stock, (ii) 928,946 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(3)
Represents (i) 55,437 shares of our common stock, (ii) 883,905 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(4)
Represents (i) 11,221 shares of our common stock, (ii) 21,312 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025. Excludes shares of our common stock that may be acquired under our ESPP within 60 days of March 31, 2025, as the number of such shares to be purchased is not currently calculable.
(5)
Represents (i) 129,895 shares of our common stock, (ii) 541,034 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) no shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(6)
Represents (i) 27,453 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) 14,6845 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(7)
Represents (i) 127,453 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) 14,684 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(8)
Represents (i) 24,651 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) 14,684 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(9)
Represents (i) 18,401 shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) 14,684 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(10)
Represents (i) 3,203 no shares of our common stock, (ii) no shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) 14,684 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025.
(11)
Represents (i) 7,375,464 shares of our common stock, (ii) 2,375,197 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2025 and (iii) 73,420 shares of our common stock underlying RSUs that vest within 60 days of March 31, 2025. Excludes shares of our common stock that may be acquired under our ESPP within 60 days of March 31, 2025, as the number of such shares to be purchased is not currently calculable.

46	2025 Proxy Statement

Certain Transactions with Related Parties

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. Late Form 4s were filed on March 7 for each of Messrs. Lai, Gold, Matheny, Hartmann and Ms. Chimenti with respect to the vesting of previously awarded RSUs and the withholding of shares for tax purposes as a result of such vesting on March 5, 2024. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2024 filed with the SEC and on written representations by our directors and executive officers, all other required Section 16 reports under the Exchange Act for such persons were filed on a timely basis during the year ended December 31, 2024.

Certain Transactions with Related Parties

Policies and Procedures on Transactions with Related Parties

Our Board of Directors recognizes the fact that transactions with related parties present a heightened risk of conflicts of interests or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NASDAQ. Under such policy, a related party transaction (as defined in the policy), and any material amendment or modification to a related party transaction, will be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors.

In connection with the review and approval or ratification of a related party transaction:

•
management will disclose to the committee or disinterested directors, as applicable, information such as the name of the related party and the basis on which the person is a related party, the material terms of the related party transaction, including the approximate dollar value of the amount involved in the transaction and other the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction;
•
management will advise the committee or disinterested directors, as applicable, as to other relevant considerations such as whether the related party transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restricts our ability to enter into a related party transaction; and
•
related party transactions will be disclosed in our applicable filings under the Securities Act of 1933, as amended or the Exchange Act, and related rules, and, to the extent required.

In addition, the related party transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related party transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “non-employee” director, as applicable, under the rules and regulations of the SEC. Each of the transactions described below entered into following the adoption of our related party transaction policy was approved in accordance with such policy.

Stockholders Agreement

In August 2014, we entered into a stockholders agreement with LGP, certain of our executive officers and certain other stockholders.

2025 Proxy Statement	47

Certain Transactions with Related Parties

In connection with the IPO, we amended and restated the stockholders agreement (the “Stockholders Agreement”) to eliminate certain provisions (but maintain those related to the registration rights, which are described below) and to provide specific board rights and obligations. The Stockholders Agreement includes provisions pursuant to which we granted the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our common stock held by LGP, and the right to LGP and certain other stockholders to piggyback on such registration statements in certain circumstances. These shares represent approximately 69.0% of our common stock as of March 31, 2025. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. The Stockholders Agreement also requires us to indemnify such stockholders in connection with any registrations of our securities. In addition, the Stockholders Agreement provides that LGP is entitled to designate individuals to be included in the slate of nominees recommended by our board of directors for election to our board of directors, to ensure that the composition of our board of directors and its committees complies with the provisions of the Stockholders Agreement related to the composition of our board of directors and its committees.

Matthew Lai Employment

John Lai’s son, Matthew Lai, is a non-executive employee of the Company who earned aggregate compensation of approximately $122,276, including $91,183 in cash compensation, $25,253 in relocation costs and $5,839 in fringe benefits. The compensation for Mr. Lai was established by Mister in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, without the involvement of John Lai.

Indemnification Agreements

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our amended and restated bylaws. In addition, our amended and restated certificate of incorporation provides that our directors and officers will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

48	2025 Proxy Statement

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705, in writing not later than December 10, 2025.

Stockholders intending to present a proposal at our 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than January 22, 2026, and no later than February 21, 2026. The notice must contain the information required by our Bylaws. If the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after May 23, 2026, then our Corporate Secretary must receive such written notice not later than the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

In connection with our solicitation of proxies for our 2026 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

2025 Proxy Statement	49

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Mediant Communications at www.investorelections.com/MCW, by emailing your control number to paper@investorelections.com, or by phone at 866-648-8311.

50	2025 Proxy Statement

2024 Annual Report

Our 2024 Annual Report, including our 2024 Annual Report on Form 10-K, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2024 Annual Report, including our Annual Report on Form 10-K for 2024, at www.proxydocs.com/MCW.

Our 2024 Annual Report on Form 10-K, has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the 2024 Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

John Lai
Chairman, President and Chief Executive Officer

Tucson, Arizona

April 9, 2025

2025 Proxy Statement	51

Appendix A: Definitions and Reconciliations of Non-GAAP Financial Measures

Reconciliation of “Net Income” to “Adjusted EBITDAR”

In thousands (unaudited)	Year Ended December 31, 2024
Net income	$70,239
Interest expense, net	79,488
Income tax provision	32,428
Depreciation and amortization expense	81,366
Loss on sale of assets, net	12,435
Stock-based compensation expense	27,259
Acquisition expenses	3,357
Non-cash rent expense	6,405
Debt refinancing costs	6,711
Employee retention credit	(5,189)
Other	6,447
Adjusted EBITDA	$320,946
Cash rent expense	109,694
Bonus expense	15,776
Acquired store EBITDA	—
Adjusted EBITDAR	$446,416
2024 Plan EBITDAR	$434,702
2024 Attainment	102.69%

Non-GAAP Financial Measures

This document includes financial information that does not conform to U.S. GAAP and is considered non-GAAP measures. Management uses these measures internally for planning, forecasting, and evaluating the performance of the Company’s segments, including allocating resources. Our management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this Proxy Statement are defined below.

Adjusted EBITDAR

The Company’s calculation of Adjusted EBITDAR for purposes of determining bonus compensation is equivalent to its presentation of Adjusted EBITDA as described in “Key Performance Indicators and Non-GAAP Measures” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC, except further adjusted for the Company’s cash rent expense, bonus expense and acquired store EBITDA. Adjusted EBITDAR for 2024 took into account all operating locations as of January 1, 2024, plus all greenfield locations, but excluded any sites acquired during 2024. Adjusted EBITDAR is a non-GAAP financial measure.

52	2025 Proxy Statement

Mister

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Mister Car Wash, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 31, 2025

Thursday, May 22, 2025 8:30 AM, Mountain Standard Time

Annual Meeting to be held virtually via the Internet - please visit www.proxydocs.com/MCW for more details.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
8:30 AM, Mountain Standard Time, May 22, 2025.

Internet:

www.proxypush.com/MCW

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-447-0865

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

"Alexa, Vote My Proxy"

- Open Alexa app and browse skills
- Search "Vote my Proxy"
- Enable skill

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John Lai and Jedidiah Gold (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mister Car Wash, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponements thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

2025 Proxy Statement	53

Mister Car Wash, Inc. Annual Meeting of Stockholders

Mister®

Please make your marks like this: ☒

The Board recommends you vote FOR all Class I director nominees and FOR Proposals 2 and 3.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of the three Class I director nominees named in the Proxy Statement, to serve until the 2028 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.	FOR	WITHHOLD		
	1.01 John Danhakl	☐	☐		FOR
	1.02 John Lai	☐	☐		FOR
	1.03 Jonathan Seiffer	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification, in a non-binding vote, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.	☐	☐	☐	FOR
3.	Approval, on an advisory (non-binding) basis, of our named executive officer compensation.	☐	☐	☐	FOR

Note: Stockholders will also transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/MCW

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

54	2025 Proxy Statement